Exhibit 10.1

Agreement Regarding the Amended and Restated Executive Officer Change In Control Agreement

This Agreement, dated to be effective as of July 15, 2009, is by and between Sport Supply Group, Inc. (the “Company”) and Tevis Martin (the “Executive”).

Whereas:  The Company has entered into an Amended and Restated Executive Officer Change In Control Agreement (the “CIC Agreement”) with Executive dated October 1, 2008;

Whereas:  Pursuant to the CIC Agreement, the Executive may receive a “Severance Payment” (as defined in the CIC Agreement), whose value is derived in part from a calculation based on the Executive’s salary and the “actual bonus paid to the Executive by the Company or any of its subsidiaries for the most recent fiscal year ended prior to the occurrence of the Change in Control,” (as defined in the CIC Agreement);

Whereas:  The Company’s Compensation Committee (the “Compensation Committee”) has determined to award Executive a $100,000 retention bonus, payable in four equal installments of $25,000 each over a 24-month period;

Whereas:  Payment of each installment of Executive’s retention bonus is conditioned on Executive’s continued employment with the Company on the date of such payment;

Whereas:  Payment of the retention bonus is also conditioned on Executive’s agreement that no amount of the retention bonus will be included in the calculation of any Severance Payment (including, but not limited to the “actual bonus paid” component thereof) payable under the CIC Agreement;

Therefore, in association with the retention bonus to be awarded to the Executive, the undersigned do hereby agree that:

No portion of the retention bonus paid to Executive shall be included in the calculation of any Severance Payment (including, but not limited to the “actual bonus paid” component thereof) payable under the CIC Agreement.

Signed:

Sport Supply Group, Inc.:	By:	/s/ William M Lockhart
William M. Lockhart Chairman, Compensation Committee of the Board

Executive:	By:	/s/ Tevis Martin
Tevis Martin Executive Vice President, U.S. Operations